UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2026

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Water Street SE		20003
Washington	DC
(Address of principal executive offices)		(Zip Code)
(202) 869-9150
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On August 13, 2026, William K. Grogan notified Xylem Inc. (the “Company”) that he will resign as Executive Vice President and Chief Financial Officer effective August 31, 2026, to pursue another professional opportunity. Mr. Grogan will remain employed by the Company through September 13, 2026 in order to facilitate a smooth and orderly transition.

On August 13, 2026, the Board of Directors of the Company appointed Andrea van der Berg as the Company’s Executive Vice President and Chief Financial Officer to succeed Mr. Grogan, effective September 1, 2026.

Ms. van der Berg, age 43, has served as Senior Vice President, Finance of the Company’s Water Infrastructure segment since January 2025. From August 2024 to January 2025, she served as Vice President, Finance for the Water Infrastructure segment and EU Commercial Team. From May 2022 to August 2024, Ms. van der Berg served as Vice President, Investor Relations. From April 2020 to May 2022, she served as Vice President, Corporate Financial Planning and Analysis.

Prior to joining Xylem, Ms. van der Berg held finance roles at MSCI Inc. from June 2018 to April 2020 and at Honeywell International Inc. from January 2005 to May 2018.

Ms. van der Berg will receive an annual base salary of $675,000, subject to annual adjustment. Ms. van der Berg will be eligible to participate in the Company’s Annual Incentive Plan for the Executive Leadership Team (“AIP”), filed with the Company’s 2025 Annual Report on Form 10-K on February 25, 2026 (“2025 Annual Report”), with a target of 80% of her annual base salary. The actual AIP payout will be based on 2026 performance results and prorated to reflect the period during which the incentive targets for her previous role and the new CFO role were in effect. Ms. van der Berg will continue to be eligible to participate in the Company’s Long-Term Incentive Plan (“LTIP”) with a new target award of $1,750,000. In 2026, Ms. van der Berg will receive a one-time LTIP award with a grant date value of $787,500, representing the prorated difference between the LTIP target in her previous role and the new LTIP target in the Chief Financial Officer role, to be granted on or about September 1, 2026. This award will be provided as performance share units (50%), restricted stock units (25%) and stock options (25%) on terms consistent with the 2026 annual LTIP awards provided to other senior executives of the Company under the grant agreements filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 28, 2026.

Ms. van der Berg will participate in the Xylem Senior Executive Severance Plan and the Xylem Special Senior Executive Severance Plan, each as filed with the 2025 Annual Report. Each plan provides for the payment of severance benefits to certain senior executives upon involuntary termination in specified circumstances. Ms. van der Berg will also receive repatriation benefits based on standard benefits available to Company employees on global mobility assignment.

There are no current or proposed related person transactions involving Ms. van der Berg or her immediate family members that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Ms. van der Berg and any of the Company’s directors or executive officers and there are no arrangements or understandings with other persons pursuant to which Ms. van der Berg was selected as an officer.

Item 7.01	Regulation FD Disclosure
On August 18, 2026, the Company issued a press release announcing the Chief Financial Officer transition and reaffirming the Company's previously issued financial guidance for the third quarter and full year 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on August 18, 2026.
104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: August 18, 2026	By:	/s/ Kelly C. O'Shea
Kelly C. O'Shea
VP, Chief Corporate Counsel & Corporate Secretary